Exhibit 23.02

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Beeland Management Company our report dated March 10, 2010, relating to our audit of the financial statement, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ Tunney & Associates, P.C.
Orland Park, Illinois
May 14, 2010